                                                            EXHIBIT 10(a)

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                    AMONG

                            TIDEWATER INC., ET AL
                               (as Companies)

                      THE FIRST NATIONAL BANK OF BOSTON
                          (as Administrative Agent)

                       FIRST NATIONAL BANK OF COMMERCE
                          (as Documentation Agent)

                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                           (as Syndication Agent)

                       FIRST NATIONAL BANK OF COMMERCE
                      THE FIRST NATIONAL BANK OF BOSTON
                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                 (as Agents)

                                     and

                      FIRST NATIONAL BANK OF COMMERCE,
                     THE FIRST NATIONAL BANK OF BOSTON,
                                     and
                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                (as Lenders)


                                ------------

                               $600,000,000.00

                                ------------

                          Dated:  as of March 19, 1997

                               TABLE OF CONTENTS

                                                                                              Page No.
Introduction      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 1.  Commitment of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.1  Line of Credit; Conversion Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.2  Acquisition Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   1.3  Borrowing Procedure Under the Credit Facility . . . . . . . . . . . . . . . . . . . . . . . 2
   1.4  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   1.5  Liability of the Companies; Additional Domestic Subsidiaries  . . . . . . . . . . . . . . . 3
   1.6  Termination of the Prior Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 2.  Promissory Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   2.1  Line of Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   2.2  Conversion Term Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   2.3  Acquisition Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   2.4  Principal Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 3.  Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   3.1  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   3.2  Administrative Agent's Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   3.3  Interest Payment Dates; Late Payment and Default Rate . . . . . . . . . . . . . . . . . . . 8
   3.4  Facility Fee; Agents' Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
   3.5  Method of Calculating Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Section 4.  Payments, Reduction or Termination of the Credit and Prepayments  . . . . . . . . . . . 9
   4.1  Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   4.2  Reduction of Credit under the Line of Credit; Prepayments . . . . . . . . . . . . . . . . . 9
   4.3  Prepayments of Term Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   4.4  Pro Rata Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 5.  Representations and Warranties of the Companies . . . . . . . . . . . . . . . . . . .  10
   5.1  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   5.2  Authorization; Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   5.3  Conflicting Agreements and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . .  11
   5.4  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   5.5  Litigation and Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   5.6  Outstanding Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   5.7  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   5.8  Purpose  12





                                      (i)

  5.9   Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  5.10  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  12
  5.11  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  5.12  Tax Returns; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  5.13  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  5.14  Foreign Assets Control Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  5.15  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  5.16  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  5.17  Special Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 6.  Covenants of the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  6.1   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  6.2   Inspection of Property and Books and Records  . . . . . . . . . . . . . . . . . . . . . .  18
  6.3   Covenant to Secure Notes Equally  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  6.4   Guaranteed or Collateralized Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  18
  6.5   Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.6   Maintenance of Corporate Existence/Compliance with Law/
                 Preservation of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.7   Compliance with Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.8   Liens     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  6.9   Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  6.10  Dispositions of Stock and Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  6.11  Mergers and Consolidations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  6.12  Minimum Fixed Charge Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  6.13  Minimum Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  6.14  Maximum Debt to Total Capitalization Ration . . . . . . . . . . . . . . . . . . . . . . .  24
  6.15  Transactions with Related Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  6.16  Stock Transactions by Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  6.17  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  6.18  Federal Reserve Regulations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  6.19  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  6.20  Taxes     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 7A.  Conditions Precedent to the Funding of any Advance under the Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 7A.1   Resolutions of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 7A.2   Organization Documents; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 7A.3   Incumbency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 7A.4   Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 7A.5   Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 7A.6   Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 7A.7   Payment of Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





                                      (ii)

  7A.8  Termination of Prior Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . .  27


Section 7B.  Conditions Precedent to the Funding of any Advance under the
                   Credit Facility for the Acquisition  . . . . . . . . . . . . . . . . . . . . .  27
  7B.1  Notes     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  7B.2  Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 7C.  Conditions Precedent to the Funding of the Conversion
                    Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  7C.1  Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  7C.2  Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 8.  Conditions Precedent to Advances after the Line of
                   Credit for Other than the Acquisition  . . . . . . . . . . . . . . . . . . . .  28
   8.1  Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   8.2  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 9.  Events of Default; Remedies; Set Offs . . . . . . . . . . . . . . . . . . . . . . . .  28
   9.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   9.2  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   9.3  Waiver of Set-Offs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Section 10. The Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  10.1  Appointment and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  10.2  Agents' Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  10.3  Acts by Documentation Agent after Default, etc  . . . . . . . . . . . . . . . . . . . . .  33
  10.4  Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  10.5  Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  10.6  Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  10.7  Indemnification of the Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 11.  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  11.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  11.2  Financial Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  11.3  Delay     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  11.4  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  11.5  Costs, Expenses and Taxes; Indemnification  . . . . . . . . . . . . . . . . . . . . . . .  48
  11.6  Foreign Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
  11.7  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  11.8  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  11.9  Law       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





                                     (iii)

 11.10  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
 11.11  Singular and Plural . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
 11.11  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
 11.12  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

Signatures        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52



Exhibit A        List of Domestic Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .  54
Exhibit B        Commitments of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Exhibit C        Form of Line of Credit Note  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Exhibit D        Form of Conversion Term Note . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Exhibit E        Form of Acquisition Term Note  . . . . . . . . . . . . . . . . . . . . . . . . .  64
Exhibit F        Form of Assignment and Acceptance  . . . . . . . . . . . . . . . . . . . . . . .  68


Schedule 1.4   Subsidiaries of O.I.L.
Schedule 5.6   Outstanding Debt
Schedule 5.16  Environmental Matters
Schedule 6.10  Permitted Dispositions of Stock





                                      (iv)

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


         THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Agreement") dated as of March 19, 1997 (the "Effective Date"), by and among Tidewater Inc., a Delaware corporation (the "Company"), the Domestic Subsidiaries (as hereinafter defined) of the Company named on Exhibit "A", attached hereto and made a part hereof, the respective state of incorporation of each of which Domestic Subsidiaries being set forth opposite its name and which Domestic Subsidiaries constitute all of the Domestic Subsidiaries of the Company (herein together with the Company called the "Companies"), and The First National Bank of Boston, a national banking association, as administrative agent (the "Administrative Agent"), First National Bank of Commerce, a national banking association, as documentation agent (the "Documentation Agent") and Texas Commerce Bank National Association, as Syndication Agent (the "Syndication Agent")(the Administrative Agent, the Documentation Agent and the Syndication Agent, collectively, the "Agents"), and the banks listed on the signature pages hereof (the "Lenders").


                                    RECITALS

         A. Subject to the terms and conditions of this Agreement, the Lenders have severally agreed (i) to make a $200,000,000 revolving line of credit available to the Companies, and (ii) to make a $400,000,000 term loan to the Companies, and the Companies have agreed to accept the line of credit and borrow the term loan from the Lenders.


         B. The Companies, Agents and Lenders desire to set forth the terms and conditions of the loans herein.


                                   AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and undertakings herein contained, the Agents, Lenders and the Companies hereby agree as follows:


         Section 1. Commitment of Lenders. Subject to the terms and conditions hereof, each Lender severally agrees to make a line of credit and loan to the Companies, on the terms and conditions set forth in this Agreement, in the aggregate principal amounts set forth on Exhibit B hereto:


         1.1 Line of Credit; Conversion Term Loan. The Lenders shall severally establish a revolving line of credit (the "Line of Credit") which may be drawn upon by the Companies on any Business Day during the period from the date hereof until and including the Drawdown Termination Date, in such amounts (but not less than $5,000,000 per Advance and above $5,000,000 in even multiples of $1,000,000) as the Companies may from time to time request (individually, an "Advance" and, collectively, the "Advances"), but not exceeding the Commitments for the Line of Credit set forth on Exhibit B hereto (the "Line of Credit Commitments"). The amount outstanding under said Line of Credit as of the close of business on the Drawdown Termination Date shall then convert on the following day to a four (4) year term loan (the "Conversion Term Loan") with principal payable quarterly on a four (4) year amortization schedule. The credit available to the Companies from time to time under the Line of Credit shall be reduced by the aggregate of the face amount of any and all unpaid Advances made by the Lenders to the Companies pursuant to this Agreement and shall constitute the "Available Credit."

         1.2 Acquisition Term Loan. The Lenders shall severally make a term loan (the "Acquisition Term Loan") to the Companies on the date the Acquisition Date, in the amounts set forth on Exhibit B hereto (the "Acquisition Term Loan Commitments"). If the Acquisition does not occur on or prior to May 30, 1997, unless the parties hereto have extended such date on terms and conditions satisfactory to the parties hereto, the Acquisition Term Loan Commitments shall terminate and be of no further force and effect. The termination of the Acquisition Term Loan Commitments shall not affect the availability of the Line of Credit and Conversion Term Loan pursuant to this Agreement.

         1.3 Borrowing Procedure Under the Credit Facility. Advances shall be made as follows: (i) in the case of a Base Rate Advance, on notice from the Company to the Administrative Agent received by the Administrative Agent no later than 10:00 A.M. (Eastern time) on the date of such proposed Advance, specifying the amount thereof; and (ii) in the case of a Eurodollar Rate Advance, on notice from the Company to the Administrative Agent at least three
(3) Business Days prior to the date of such proposed Advance. The Administrative Agent will use its best efforts to give telephone notice of a proposed Advance on the same day such notice is received by the Administrative Agent from the Company. Not later than 2:00 P.M. (Eastern time) on the date of such Advance and upon fulfillment of the applicable conditions set forth in Sections 7A and 7B (in the case of Advances under the Line of Credit and under the Acquisition Loan for the Acquisition) and Section 8 (in the case of each other Advance under the Line of Credit), the Lenders will make such Advance available to the Administrative Agent, which shall make such total Advance available to the Company in same day funds at the Administrative Agent's office at 100 Federal Street, Boston, Massachusetts. The request for an Advance under the Line of Credit for any purpose other than the Acquisition shall constitute a certification by the Companies that all of the representations and warranties contained in Section 5 are true and correct as of the date of such request. Subject to the provisions of Section 9.2 hereof, the Lenders shall be obligated to fund Advances in proportion to their respective Commitments. The obligations of the Lenders under this Agreement shall be separate and several and not joint and several or solidary; none of the Lenders shall be responsible or liable for the acts or omissions of any of the other Lenders.

         1.4 Use of Proceeds. The Companies shall use the proceeds of the Line of Credit only (i) for the refinancing of any existing indebtedness of the Companies pursuant to the Amended and Restated Loan Agreement among the Companies, the Agents and certain other lenders, dated as of December 29, 1995, as amended, and (ii) for general corporate purposes not inconsistent with the provisions of this Agreement. The Companies shall use the proceeds of the Acquisition Term Loan only for financing, in part, the acquisition of all of the outstanding capital stock of O.I.L. Ltd. and its subsidiaries listed on
Schedule 1.4 hereto (the "Acquisition") and to pay certain fees and expenses in connection therewith; the Companies may also use the proceeds of the Line of Credit for the same purposes as the Acquisition Term Loan.

         1.5 Liability of the Companies; Additional Domestic Subsidiaries. Irrespective of the Company or Companies who directly or indirectly receive the amounts funded on Advances, each of the Companies shall be liable jointly and severally and solidarily to the Lenders for all amounts outstanding from time to time under the Credit Facility. The Company shall promptly notify the Documentation Agent of the creation or acquisition of any company that becomes a Domestic Subsidiary after the Effective Date and shall sign such instruments as the Documentation Agent prepares to make such new Domestic Subsidiary a party thereto.

         1.6 Termination of the Prior Credit Facility. Not later than the Business Day following the Effective Date, the Companies shall give notice to the administrative agent pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement, dated December 29, 1995, as amended, of the Companies' termination of said agreement and the credit facility available thereunder.

         Section 2.  Promissory Notes.

         2.1 Line of Credit Notes. The Line of Credit shall be evidenced by promissory notes of the Companies, each in the form of Exhibit "C" hereto, dated the Effective Date, and payable to each Lender respectively (together with any and all renewals, extensions, rearrangements and/or modifications thereof, the "Line of Credit Notes"), in the amount of the Lenders' respective Line of Credit Commitments, with appropriate insertions, and payable in full on the Drawdown Termination Date.

         2.2 Conversion Term Notes. The Conversion Term Loan shall be evidenced by promissory notes of the Companies in the form of Exhibit "D" hereto, dated the day following the Drawdown Termination Date, payable to the order of each Lender respectively (together with any and all renewals, extensions, rearrangements and/or modifications thereof, the "Conversion Term Notes"), in the Lenders' respective proportionate amount of the Conversion Term Loan, with appropriate insertions. The Conversion Term Notes shall provide for payment of 16 quarterly installments of principal in an amount equal to one-sixteenth (1/16th) of the initial principal balance thereof, and shall be payable in full on the fourth anniversary of the Drawdown Termination Date. Once the Conversion Term Loan is initially funded, the Lenders shall not fund any additional Advances under the Conversion Term Loan.

         2.3 Acquisition Term Notes. The Acquisition Term Loan shall be evidenced by promissory notes of the Companies in the form of Exhibit "E" hereto, dated the Acquisition Date, payable to the order of each Lender respectively (together with any and all renewals, extensions, rearrangements and/or modifications thereof, the "Acquisition Term Notes"), in the amount of the Lenders' respective Acquisition Term Loan Commitments, with appropriate insertions. The Acquisition Term Notes shall provide for payment of 28 quarterly installments of principal in an amount equal to one-twenty-eighth (1/28th) of the initial principal balance thereof, and shall be payable in full on June 30, 2004.

         2.4 Principal Payment Dates. Principal payments under each respective Loan shall be allocated first to Base Rate Tranches, then to Eurodollar Rate Tranches having a Eurodollar Rate Interest Period ending on the quarterly installment payment date, and then to Eurodollar Rate Tranches having a Eurodollar Rate Interest Period ending subsequent to the quarterly installment payment date (in which case the Companies shall pay any loss or expense incurred or sustained by the Lenders as specified in Section 3.4(e) hereof).


         Section 3.  Interest and Fees.

         3.1 Interest. The unpaid principal of the Credit Facility shall bear interest at one (or both) of the following interest rates, at the Company's option: (i) Base Rate plus the Applicable Base Rate Margin or (ii) Eurodollar Rate plus the Applicable Eurodollar Rate Margin; provided, that the interest rate on the Acquisition Term Loan and any Advance under the Line of Credit for the Acquisition shall be at the Federal Funds Rate plus 1.0% for the period from the Acquisition Date through the fourth (4th) day thereafter. The Company shall select the interest rate applicable to each Tranche at the time of funding each Advance, and the selected interest rate shall continue as to said Tranche until changed in accordance with the following. The Company shall notify the Administrative Agent of the Company's desire to change the interest rate on Advances (or any portion thereof) not less than three (3) Business Days prior to the date on which such change shall be effective. The Company may change from Base Rate Advances to Eurodollar Rate Advances at any time without payment of premium or penalty, but the Company may change from Eurodollar Rate Advances to Base Rate Advances only as of the last day of a Eurodollar Rate Interest Period without payment of premium or penalty. In the absence of any specific rate election by the Company, the Credit Facility shall bear interest at the Base Rate. Not more than twelve (12) Line of Credit Eurodollar Rate Tranches shall be permitted at any time, and not more than two (2) Conversion Term Loan or Acquisition Term Loan Eurodollar Rate Tranches shall be permitted at any time. No Credit Facility Tranche may have a principal amount of less than $5,000,000, and each Tranche shall be proportionately the same on each Note.

         3.2 Administrative Agent's Determination. (a) The Administrative Agent shall determine the amount of interest payable on each Tranche, and its determination shall be conclusive in the absence of manifest error. The Administrative Agent shall endeavor to notify the Company of the amount of any interest payment prior to the date on which an interest payment is due: provided that the failure of the Administrative Agent to provide such notice shall not affect the Companies' obligation to pay interest on such date.

         (b) If the Administrative Agent gives notice to the Company that no Eurodollar Rate is quoted to the Administrative Agent for the applicable Eurodollar Rate Interest Period or in the applicable amounts, then (i) the obligation of the Lenders to make a Eurodollar Rate Advance and the ability of the Company to select the Eurodollar Rate for a Tranche shall be suspended, and
(ii) the Companies shall either prepay all Eurodollar Rate Tranches for which an interest rate is to be determined on such date or the Notes shall thereafter bear interest at the Base Rate plus the Applicable Base Rate Margin.

         (c) If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

                 (i) changes the basis of taxation of payments to the Lenders of any principal, interest, or other amounts attributable to any Eurodollar Rate Tranche (other than taxes imposed on the overall net income of the Lenders or any lending office of the Lenders by any jurisdiction in which the Lenders or any such lending office is located);

                 (ii) changes, imposes, modifies, applies or deems applicable any reserve, special deposit, insurance assessments or similar requirements in respect of any such Eurodollar Rate Tranche (excluding those for which the Lenders are fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, the Lenders; or

                 (iii) imposes on the Lenders or the interbank eurocurrency deposit and transfer market any other condition affecting any such Eurodollar Rate Tranche,

and the result of any of the foregoing is to increase the cost to the Lenders of funding or maintaining any such Eurodollar Rate Tranche (other than costs for which the Lenders are fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or to reduce the amount of any sum receivable by the Lenders in respect of any such Eurodollar Rate Tranche by an amount deemed by the Lenders to be material, then the Administrative Agent shall promptly notify the Companies in writing (such writing including the necessary calculations in reasonable detail) of the happening of such event and the Companies shall upon demand pay to the Lenders such additional amount or amounts as will compensate the Lenders for such additional cost or reduction accrued as of the time of such notice and thereafter, the Companies may either continue to pay to the Lenders such additional amount as will compensate the Lenders for the additional cost or reduction of Eurodollar Rate Tranches, or the Companies may elect, by giving to the Administrative Agent not less than three Business Days' notice, to change the interest rate applicable to such Tranche from the Eurodollar Rate plus the Applicable Eurodollar Rate Margin to the Base Rate plus the Applicable Base Rate Margin.

         (d) Notwithstanding any other provision hereof, if any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for the Lenders to maintain Eurodollar Rate Tranches bearing interest at the Eurodollar Rate plus the Applicable Eurodollar Rate Margin, or shall materially restrict the authority of the Lenders to purchase, sell or take certificates of deposit or offshore deposits of dollars, then all Eurodollar Rate Tranches which are then outstanding and which cannot lawfully or practicably be maintained shall immediately cease to bear interest at the Eurodollar Rate plus the Applicable Eurodollar Rate Margin and shall commence to bear interest at the Base Rate plus the Applicable Base Rate Margin. The Companies agree to indemnify the Lenders and hold them harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration, arising out of or in connection with this Agreement and the Loans.

         (e) The Companies will indemnify the Lenders against, and reimburse each Lender on demand for, any loss or expense incurred or sustained by the Lenders (including without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lenders to fund or maintain Eurodollar Rate Tranches) as a result of (i) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of any such Tranche on a day other than the day on which the applicable Eurodollar Rate Interest Period ends, (ii) any payment or prepayment, whether required hereunder or otherwise, of Eurodollar Rate Tranches made after the delivery, but before the effective date, of an election to have the Eurodollar Rate plus the Applicable Eurodollar Rate Margin apply to a Eurodollar Rate Tranche, if such payment or prepayment prevents such election from becoming fully effective, (iii) the failure of any Eurodollar Rate Tranche to be made by the Lenders or of any such election to become effective due to any condition precedent to a Eurodollar Rate Tranche not being satisfied or due to any other action or inaction of the Companies, (iv) the Companies' election to change the interest rate from the Eurodollar Rate plus the Applicable Eurodollar Rate Margin to the Base Rate plus the Applicable Base Rate

Margin pursuant to Section 3.2(f)(iv) hereof, or (v) the occurrence of a Default or the non-payment of the Notes at maturity of the Notes for any reason as set forth in Section 3.3 hereof. For purposes of this Subsection, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Lenders to fund or maintain Eurodollar Rate Tranches shall be calculated as (A) the remainder, if a positive number, obtained by subtracting (1) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury as determined by the Administrative Agent in an amount equal or comparable to such advance for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Eurodollar Rate Interest Period, from (2) the Eurodollar Rate plus the Applicable Eurodollar Rate Margin of the subject Eurodollar Rate Interest Period, (B) times the number of days from the date of payment, prepayment or change of rate to the last day of the Eurodollar Rate Interest Period, divided by 360, (C) times the amount of the applicable Eurodollar Rate Tranche. Any payment due under this section will be paid to the Administrative Agent within five days after the Administrative Agent delivers to the Company a certificate setting forth in reasonable detail the amount of such payment, which certificate shall be conclusive in the absence of manifest error.

         (f)     The Companies covenant and agree that:

                 (i) The Companies will pay, when due and on an after-tax basis, all present and future stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of any Eurodollar Rate Tranche (other than taxes, levies, costs or charges imposed on or measured by the overall net income of the Lenders, or any lending office of the Lenders by any jurisdiction in which the Lenders or any such lending office is located) (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes"). Promptly after the date on which payment of any Reimbursable Taxes is due pursuant to applicable law, the Companies will, at the request of the Administrative Agent, furnish to the Lenders evidence in form and substance satisfactory to the Lenders that the Companies have met their obligation under this subsection.

                 (ii) The Companies will indemnify the Administrative Agent and the Lenders against, and reimburse the Administrative Agent and the Lenders on demand for, any Reimbursable Taxes paid by the Administrative Agent and the Lenders and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Administrative Agent and the Lenders may incur at any time arising out of or in connection with the failure of the Companies to make any payment of Reimbursable Taxes when due. Any payment due under this subsection will be paid to the Administrative Agent within five days after demand therefor by the Administrative Agent.

                 (iii) All payments on account of the principal of, and interest on, Eurodollar Rate Tranches and all other amounts payable by the Companies to the Lenders hereunder shall be made free and clear of and without reduction by reason of any Reimbursable Taxes.

                 (iv) If the Companies are ever required to pay any Reimbursable Taxes with respect to any Eurodollar Rate Tranches, the Companies may elect, by giving to the Administrative Agent not less than three (3) Business Days' notice, to change the interest rate applicable to any such advance from the Eurodollar Rate plus the Applicable Eurodollar Rate Margin to the Base Rate plus the Applicable Base Rate Margin, but such election shall not diminish the Companies' obligation to pay all Reimbursable Taxes theretofore imposed, assessed, levied or collected.

         (g) If any applicable law or regulation, or the action of any applicable regulatory requirement increases the reserves or capital required for the Credit, the Administrative Agent shall promptly deliver a certificate to the Company specifying in reasonable detail the additional amount as will compensate the Lenders for the additional costs, which certificate shall be conclusive in the absence of manifest error. The Companies shall pay the amount specified in such certificate promptly upon receipt.

         3.3 Interest Payment Dates; Late Payment and Default Rate. Interest on Base Rate Advances under any of the Loans shall be payable quarterly in arrears on the last day of each March, June, September and December, beginning March 31, 1997; interest on Eurodollar Rate Advances shall be payable on the last day of each Eurodollar Rate Interest Period (1 month, 2 months, 3 months or 6 months), and in the case of 6-month Eurodollar Rate Interest Periods, also at the end of the first 3 months thereof. Upon the occurrence of a Default and for so long as such Default remains uncured, the interest rate on the Notes shall be increased to the Base Rate plus the Applicable Base Rate Margin plus two percent (2%). Interest after maturity of the Notes for any reason whatsoever (including acceleration following the occurrence of an Event of Default) shall be increased to the Base Rate plus the Applicable Base Rate Margin plus two percent (2%) and shall be payable on demand.

         3.4     Facility Fee; Agents' Fee.

         (a) A facility fee equal to the Applicable Facility Fee Rate on the daily average Available Credit shall begin to accrue on the fourth (4th) Business Day following the Effective Date and shall be payable by the Companies quarterly in arrears on the last day of each March, June, September and December, beginning March 31, 1997, through and including the Drawdown Termination Date.

         (b) An Agents' fee for the Credit Facility in the amount set forth in the Agents' Fee Agreement shall be payable by the Companies to the Agents in accordance with the Agents' Fee Agreement.

         3.5 Method of Calculating Interest and Fees. Interest at the Base Rate (based on the Prime Rate) shall be computed on the basis of a year consisting of 365 days (366 days in a leap year) and paid for the actual days elapsed. Interest at the Base Rate (based on the Federal Funds Rate) shall be computed on the basis of a year consisting of 360 days and a month consisting of 30 days and paid for the actual days elapsed. Interest at the Eurodollar Rate shall be computed on the basis of a year consisting of 360 days and a month consisting of 30 days and paid for the actual days elapsed. Interest at the Applicable Facility Fee Rate shall be computed on the basis of a year consisting of 360 days and a month consisting of 30 days and paid for the actual days elapsed.


         Section 4. Payments, Reduction or Termination of the Credit and Prepayments.

         4.1 Place of Payment. All payments hereunder (including payments of interest, principal and fees) with respect to the Notes shall be made by the Companies to the Administrative Agent in immediately available funds, prior to 1:00 p.m. (Eastern time) at its offices at 100 Federal Street, Boston, Massachusetts, or at such other place as may be designated by Administrative Agent to the Companies in writing. Any payment received after 1:00 p.m. (Eastern time) shall be deemed received on the next Business Day. Whenever any payment to be made hereunder or under the Notes fall on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or any fees.

         4.2     Reduction of Credit under the Line of Credit; Prepayments.
(a) The Companies may from time to time (in the case of Base Rate Tranches) or at the end of any Eurodollar Rate Interest Period (in the case of Eurodollar Rate Tranches), upon at least three (3) Business Days's prior telephonic notice (confirmed in writing) to Administrative Agent, permanently reduce the amount of the Commitments available under the Line of Credit (which Commitments shall be reduced proportionately by the Lenders), but only upon payment of the outstanding principal amount of the Line of Credit Notes in excess of the then reduced amount of the Commitments available under the Line of Credit. Any such reduction shall be in an amount of $10,000,000.00 or an integral multiple thereof. The Companies may at any time (in the case of Base Rate Tranches) or at the end of any Eurodollar Rate Interest Period (in the case of Eurodollar Rate Tranches), on like notice, terminate the Commitments available under the Line of Credit upon payment in full of the Line of Credit Notes and other liabilities of the Companies hereunder. In the case of either a reduction or termination of the Commitments, the Companies shall thereafter have no right to increase or restore the Commitments.

         (b) The Companies may from time to time (in the case of Base Rate Tranches) or at the end of any Eurodollar Rate Interest Period (in the case of Eurodollar Rate Tranches) prepay the principal of the Line of Credit Notes in whole or in part without premium; provided, however, any partial prepayment of principal shall be in an amount of $1,000,000.00 or any integral multiple thereof. Any prepayment of the principal of the Line of Credit Note shall include accrued interest to the date of prepayment on the principal amount being prepaid.

         4.3     Prepayments of Term Notes.   The Companies may from time to
time (in the case of Base Rate Tranches) or at the end of any Eurodollar Rate Interest Period (in the case of Eurodollar Rate Tranches), upon at least three Business Day's prior telephonic notice (confirmed in writing) to the Administrative Agent, prepay the principal of the Term Notes in whole or in part without premium; provided, however, any partial prepayment of principal shall be in an amount not less than $20,000,000.00. Any prepayment of the principal of the Term Notes shall include accrued interest to the date of prepayment on the principal amount being prepaid. All prepayments when made shall be applied pro rata to unpaid installments of principal, and shall not relieve the Companies from the obligation to pay scheduled installments of principal (as reduced by the pro rata application of the prepayment) in accordance with the Term Notes.

         4.4 Pro Rata Payments. All payments and prepayments of principal, interest, fees (except the fees payable to the Agents pursuant to the Agents' Fee Agreement), and other amounts paid by the Companies to the Administrative Agent from time to time under this Agreement shall be promptly wired by the Administrative Agent to the Lenders in proportion to their respective Commitments.

         Section 5.  Representations and Warranties of the Companies.

         The Companies represent and warrant to the Lenders that as of the Effective Date and any date thereafter:

         5.1 Corporate Existence. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified and in good standing in all jurisdictions wherein the property it owns or the business it transacts make such qualification necessary as a foreign corporation, except where the failure to so qualify would not materially impair the ability of the Company or any of its Subsidiaries to operate its business or own its assets; and each of the Companies has and will continue to have (i) all necessary corporate power and authority and (ii) all necessary material permits, licenses, patents, trademarks and other intangibles, to acquire, own and hold the property and all other properties it purports to own and hold and to carry on its business as now conducted. The Domestic Subsidiaries listed on Exhibit "A" attached hereto constitute all of the Domestic Subsidiaries of the Company.

         5.2 Authorization; Validity. Each of the Companies is and/or has been duly authorized to execute and deliver this Agreement and the Notes, and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under this Agreement and the Notes. This Agreement and the Notes, as executed and when delivered, shall constitute the legal, valid and binding obligations of each of the Companies, enforceable in accordance with their respective terms.

         5.3 Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property, assets, or financial condition of the Company and its Subsidiaries, taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders) or instrument to which the Company or any of its Subsidiaries is now a party, or result in the creation of any Lien on any property or assets of the Company or any of its Subsidiaries, or constitute a violation of any law, statute, rule, regulation, order, judgment or decree to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which (i) limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Companies of the type to be evidenced by the Credit, or (ii) which imposes restrictions on the granting of Liens by the Companies on otherwise unencumbered assets of the Companies as security for the Credit.

         5.4 Financial Statements. The Company has furnished the Lenders with the consolidated balance sheets of the Company and its Subsidiaries as at fiscal year end in each of the years 1994 through 1996, inclusive, and for the nine-month period ending December 31, 1996, and a consolidated statement of income and statement of cash flows for each such fiscal year and such nine-month period, all identified by a principal financial officer of such Company and all (other than any financial information for such nine-month period) certified by KPMG Peat Marwick LLP (or its predecessor). Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year-end adjustments) and have been prepared in accordance with generally accepted accounting principles, and, unless otherwise set forth therein, consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the related statements of earnings, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. As of the date of this Agreement, there has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole, since December 31, 1996.

         5.5 Litigation and Contingent Liabilities. No litigation or governmental proceedings are pending or threatened against the Company or any of its Subsidiaries, the results of which are likely to materially adversely affect the financial condition or operations of the Company and its Subsidiaries on a consolidated basis, except as provided for or disclosed in the financial statements referred to in Section 5.4 hereof. Other than any liability incident to such litigation or proceedings provided for or disclosed in the financial statements referred to in Section 5.4 hereof, or any other material contingent liabilities provided for or disclosed in the financial statements referred to in Section 5.4 hereof, the Company and its Subsidiaries, on a consolidated basis, do not have any material contingent liabilities.

         5.6 Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by Section 6.9 and as set forth on Schedule 5.6 attached hereto and made a part hereof. There exists no default under the provisions of any instrument evidencing Debt or of any agreement relating thereto.

         5.7 Title to Properties. Except for assets which are the subject of capitalized lease obligations, the Company and its Subsidiaries each have and will continue to have good and marketable title to their respective properties and assets, including the properties and assets reflected in the financial statements described in Section 5.4 hereof, subject to no Lien of any kind except Liens permitted by Section 6.8 hereof. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

         5.8 Purpose. The proceeds of the Loan will be used by the Companies only for the purposes specified in Section 1.4 hereof.

         5.9 Margin Stock. Neither the Company nor any of its Subsidiaries is engaged in the business of purchasing or selling margin stock (as defined in any regulation of the Board of Governors of the Federal Reserve System) or extending credit to others for the purpose of purchasing or carrying margin stock and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or for any other purpose which would violate any of the margin regulations of such Board of Governors.

         5.10 ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal of liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement will not, and the delivery of the Notes will not, involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
Section 4975 of the Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended; the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code; and the term "Multiemployer Plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         5.11 Consents. No consent, approval or authorization of, or registration or declaration with, any federal or state governmental authority or other regulatory agent for the validity of the execution and delivery or for the performance by any of the Companies of this Agreement and the Notes or any agreement or instrument executed in connection herewith, is or will be required.

         5.12 Tax Returns; Taxes. The Company has and each of its Subsidiaries have filed all federal, state, foreign and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed by any jurisdiction, and each has paid and will pay all taxes which have or subsequently become due pursuant to said returns or pursuant to any assessments, except those contested in good faith by appropriate proceedings and for which sufficient reserves have been or will be established.

         5.13 Compliance with Laws. The Company and each of its Subsidiaries is in substantial compliance with all laws and regulations applicable to the Companies and the businesses conducted by them (including without limitation, laws and regulations relating to pollution and environmental control, equal employment opportunity and employer safety) in all jurisdictions in which the Company and each of its Subsidiaries is presently doing business, and the Company will substantially comply and cause each of its Subsidiaries to substantially comply with all such laws and regulations which may be legally imposed in the future in jurisdictions in which the Company or any Subsidiary may then be doing business.

         5.14 Foreign Assets Control Regulations. Neither the borrowing by the Companies hereunder nor their use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Cuban Assets Control Regulations, the Rhodesian Sanctions Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Iranian Transactions Regulations, the Panamanian Transactions Regulations, Iraqi Sanctions Regulations, the Kuwaiti

Assets Control Regulations, the Haitian Transactions Regulations or the Federal Republic of Yugoslavia (Serbia and Montenegro) Sanctions Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V), or the Comprehensive Anti-Apartheid Act of 1986 (P.L. 99-440), or any similar asset control regulations now existing or hereafter promulgated by the United States Treasury Department.

         5.15 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Company and the Subsidiaries in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.
There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition, of the Company and any of its Subsidiaries, taken as a whole, and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Lenders by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

         5.16 Environmental Matters. (i) Neither the Company nor any Subsidiary is subject to any Environmental Liability or Environmental Requirement which could reasonably be expected to have a material adverse effect on the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole.

         (ii) Except as set forth on Schedule 516, neither the Company nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed National Priorities List under 40 C.F.R.
Section 300 or any list arising from a state statute similar to CERCLA. None of the Properties has been identified on any CERCLIS list.

         (iii) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, released, managed at or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties or, to the best knowledge of the Companies, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, released and managed in the ordinary course of business in compliance with all applicable Environmental Requirements, except where failure to comply could not reasonably be expected to have a material adverse affect on the business, operations, or financial condition of the Company and its Subsidiaries, taken as a whole.

         (iv) Except as set forth in Schedule 516, the Company and each of its Subsidiaries has procured all permits, licenses or authorizations (or any variances or waivers) necessary under Environmental Requirements for the conduct of its business.

         5.17 Special Provisions. The foregoing representations and warranties shall be true and correct as of the Effective Date, and shall remain true and correct during the period from the Effective Date to the Acquisition Date (but only as to Advances under the Line of Credit for purposes other than the Acquisition) and after the Acquisition Date (whether or not the Acquisition is consummated) for all purposes.


         Section 6.  Covenants of the Companies.

         From the date of this Agreement and thereafter until the expiration or termination of the Credit Facility and until the Notes and other liabilities of the Companies hereunder are paid in full:

         6.1 Financial Statements: The Company agrees that it will furnish to the Documentation Agent one copy for each of the Lenders of the following:

         (a) as soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and the related statement of earnings and cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year end adjustments; provided, however, that delivery pursuant to clause (c) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (a);

         (b) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related statements of earnings, stockholders' equity and cash flow for such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in accordance with generally accepted accounting principles and unrestricted in audit scope and certified as to consolidated statements of the Company by independent public accountants of recognized standing selected by the Company whose certificate shall be in scope and substance satisfactory to Lenders; provided, however, that delivery pursuant to clause (c) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (b);

         (c) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which the Company files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

         (d) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries and which the Company or any of its Subsidiaries shares with the audit committee of the Board of Directors of the Company;

         (e) with reasonable promptness, such other financial data as Lenders may reasonably request;

         (f) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, a copy of the Company's internal statement of operations by area; and

         (g)     as soon as practicable but in any event not later than ninety
                 (90) days after the beginning of each fiscal year, a consolidated budget of the Company and its Subsidiaries for the ensuing fiscal year, setting forth the anticipated revenues and expenses for such year, the incurrence and repayment of Debt during such year, and such other matters as the Lenders may reasonably require.

Together with each delivery of financial statements required by clauses (a) and
(b) above, the Company will deliver to the Documentation Agent an original of an Officer's Certificate demonstrating (with computations in reasonable detail) compliance with Sections 6.12, 6.13 and 6.14, stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (b) above, the Company will also deliver to the Documentation Agent an original of a certificate of said accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Default or any Event of Default, or, if any such Event of Default or Default exists, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         The Companies also agree that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company obtaining knowledge of:

              (i)         an Event of Default or Default;

             (ii) a material adverse change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

            (iii) the institution of legal proceedings against the Company and/or any Subsidiary, which is likely to materially adversely affect the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of or is likely to impair the ability of the Companies to perform their obligations under this Agreement or the Notes;

             (iv) the occurrence of any default (after the passage of any grace period) by a Company under any agreement or note evidencing borrowed money for an aggregate initial principal amount equal to or greater than $1,000,000;

              (v) any (A) Environmental Liability which is likely to materially adversely affect the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, (B) pending, threatened or anticipated Environmental Proceedings, which is likely to materially adversely affect the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, (C) Environmental Notice which is likely to materially adversely affect the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, (D) Environmental Judgment or Order which is likely to materially adversely affect the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, or
                          (E) Environmental Releases at, on, in, under or in any way materially affecting the Properties;

             (vi) any violation of the provisions of Section 6.17 hereto relating to ERISA compliance; or

            (vii) the occurrence of any other event that is likely to impair the ability of the Companies to meet their obligations hereunder.

the Company will deliver to the Documentation Agent an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

         The Documentation Agent will promptly distribute to the Lenders, originals (to the extent available) or copies of the financial statements and reports, the Officer's Certificates and all other documents received by the Documentation Agent from the Borrower pursuant to this Section 6.1.

         6.2 Inspection of Property and Books and Records. The Companies agree that they will permit the Agents, each Lender (with prior notice to the Agents) and any Person designated by the Agents in writing, at Agents' (or Lender's) expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Companies and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of each of the Companies and their respective independent public accountants, all at such reasonable times and as often as Agents or the Lenders may reasonably request.

         6.3 Covenant to Secure Notes Equally. (a) The Companies agree that if the Company or any Subsidiary shall create or assume any Lien of any kind upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.8 (unless prior written consent to the creation or assumption thereof shall have been obtained), they will make or cause to be made effective provisions whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured, as long as any such other Debt shall be so secured.

         (b) The Companies agree not to become a party to, or otherwise be subject to, any provision contained in any instrument evidencing indebtedness of any of the Companies which imposes restrictions on the granting of Liens by the Companies on otherwise unencumbered assets of the Companies as security for the Notes, except as set forth herein.

         6.4 Guaranteed or Collateralized Obligations. The Company agrees that if it or any of its Subsidiaries incurs or permits to exist any Debt in any event in excess of an aggregate principal amount equal to $10,000,000 guaranteed or collateralized (except as permitted by Sections 6.8(v) and 6.8(ix) hereof) in any other manner by any other Person (other than any governmental entity, or other than in connection with (y) bonds, letters of credit, letters of undertaking, or other instruments related to litigation, or the avoidance thereof, involving the Company or its Subsidiaries, including the release of assets of the Company or its Subsidiaries in connection with such litigation, or (z) performance bonds, surety bonds, letters of credit, bank guaranties, and other instruments related to the conduct of the business of the Company or its Subsidiaries, excluding any obligation for borrowed money), it will simultaneously cause such Person to execute and deliver to the Lenders a guaranty agreement or collateral agreement, as the case may be, in form and substance satisfactory to the Lenders either (i) guaranteeing payment of the principal amount of the Notes and any premium and interest thereon, which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is guaranteed bears to the total unpaid principal amount of such other obligation or (ii) collateralizing the Notes equally and ratably with such other obligation, as the case may be. Nothing contained in the foregoing shall be deemed to permit the Companies to incur Liens to Persons other than the Lenders in excess of those permitted by Section 6.8 hereof.

         6.5 Maintenance of Insurance. Each Company agrees that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation, pollution and war risks) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses.

         6.6 Maintenance of Corporate Existence/Compliance with Law/Preservation of Property. Except as allowed under Sections 6.11 and 6.12, each Company covenants that it and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect the corporate existence of such Company and its Subsidiaries and comply in all material respects with all laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety) applicable to it and its Subsidiaries, the failure with which to comply is likely to materially adversely affect the business, operations or financial condition of such Company and its Subsidiaries, taken as a whole; at all times maintain, preserve and protect all material intellectual property of such Company and its Subsidiaries, and preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition. The Companies shall not enter into business activities materially different from the nature of the business activities of the Companies as of the date of this Agreement.

         6.7 Compliance with Environmental Laws. Each of the Companies will, and the Company will cause each of its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Environmental Requirements including, without limitation, requirements with respect to the emission of wastewater effluent, solid and hazardous waste and air pollution, and any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and comply with any applicable regulations (except to the extent such regulations are waived by appropriate governmental authorities) of the Environmental Protection Agency or other relevant federal, state or local governmental authority, except where the failure to do so is not likely to materially adversely affect the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole. To the fullest extent permitted by applicable law, each Company agrees to indemnify and hold the Agents, the Lenders, their officers, agents and employees harmless from any loss, liability, claim or expense that they may incur or suffer as a result of a breach by the Company or any of the Subsidiaries, as the case may be, of this covenant. No Company shall be deemed to have breached or violated this Section 6.7 if such Company or Subsidiary is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of such Environmental Requirements for which adequate reserves have been established in accordance with generally accepted accounting principles.

         6.8 Liens. The Companies agree that they will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Credit in accordance with the provisions of Section 6.3) except:

              (i) Liens for taxes (including ad valorem and property taxes) not yet due or which are being contested in good faith by appropriate proceedings;

             (ii) Liens incidental to the conduct of their businesses or the ownership of their property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not in the aggregate materially detract from the value of their property or assets or materially impair the use thereof in the operation of their business;

            (iii) presently existing Liens on property or assets of any of the Subsidiaries to secure obligations of any of such Subsidiaries to the Company or another Subsidiary;

             (iv) presently existing Liens on property or assets of any Foreign Subsidiary consisting of marine mortgages on new vessels under construction or on vessels already constructed, which Liens were required as a condition of new vessel financing from non-United States sources, all of which Liens (other than Liens which are incidental and do not materially affect such property or assets) are set forth on Schedule 2-Part 1 attached hereto and made a part hereof;

              (v) any presently existing Lien which existed on any real or personal property of any corporation at the time it became a Subsidiary, or which existed prior to the time of acquisition upon any real or personal property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or any Subsidiary, or placed upon real or personal property acquired by the Company or any Subsidiary, in connection with the purchase thereof, all of which Liens (other than Liens which are incidental and do not materially affect such property) are set forth on Schedule 2-Part 2 attached hereto and made a part hereof, provided that any such Lien shall not encumber any other property of the Company or any Subsidiary;

             (vi) any Lien renewing, extending or refunding any Lien permitted by clause (v) above, provided that the principal amount secured is not increased and the Lien is not extended to other property;

            (vii) Liens to secure up to $10,000,000 of letters of credit obligations of the Company to the extent permitted by Section 6.9(a);

           (viii) any common law right of set off or banker's lien arising in the ordinary course of business in connection with deposit arrangements maintained by the Company and its Subsidiaries with its banks or other financial institution, other than a Lender in connection with this Agreement (which such rights have been waived pursuant to Section 9.3 hereof); and

             (ix) Liens on assets covered by financing arrangements, including lease financing arrangements which would be characterized as capitalized leases in accordance with generally accepted accounting principles, if the indebtedness for all such agreements does not in the aggregate exceed fifteen percent (15%) of Consolidated Tangible Net Worth.

         6.9 Investments. The Companies agree that they will not and will not permit any Subsidiary to make any investment in, or any loan or advance to, or own, purchase or acquire (other than as allowed in Section 6.11) any stock or securities of, any Person (all of the foregoing being herein called "Restricted Investments"), except that:

              (i) the Company or any of its Subsidiaries may own, purchase or acquire (A) direct obligations of the United States of America or any of its agencies or obligations guaranteed by the United States of America or any of its agencies and having maturities not in excess of two years from the date of purchase or acquisition, (B) prime commercial paper rated A1 or P1 and having maturities not in excess of two years from the date of purchase or acquisition, (C) certificates of deposit issued by any banks with a net worth of at least $100,000,000 and a rating by either Moody's Investor Services, Inc. or Standard & Poors of at least A or better and having maturities not in excess of two years from the date of purchase or acquisition; provided, however, that in the case of any Lender or Lenders whose rating is less than A, the maximum amount of the certificates of deposit issued by such Lender or Lenders shall not exceed $3,000,000 individually or $12,000,000 in the aggregate;

             (ii) any Canadian Subsidiary may own, purchase or acquire direct obligations of the Canadian Government having maturities not in excess of two years from the date of purchase or acquisition;

            (iii) the Company or any of its Subsidiaries may (A) make or permit to remain outstanding loans or advances to the Company or any Subsidiary, (B) own, purchase or acquire stock or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary, or (C) acquire and own stock or securities received in a settlement of debts created in the ordinary course of business and owed to the Company or any Subsidiary;

             (iv) any Foreign Subsidiary may own, purchase or acquire certificates of deposit having maturities not in excess of two years from the date of purchase or acquisition and issued by foreign banks or by the foreign branches of United States banks if each such foreign bank or foreign branch has a net worth of at least $100,000,000 and a rating by either Moody's Investor Services, Inc. or Standard & Poors of at least A or better;

              (v) the Company or any Subsidiary may make loans or advances to or own, purchase or acquire stock or securities or an interest in any joint venture entity; provided, however, that the aggregate amount of all such loans, advances and investments in joint venture entities at any time outstanding shall not exceed $100,000,000; and

              (vi)        the Company may make the Acquisition.

The foregoing restrictions on investments by the Companies shall not apply to funds maintained in rabbi trusts established by the Companies for supplemental executive retirement plans and early retirement incentive programs.

         6.10 Dispositions of Stock and Debt. The Companies agree that they will not and will not permit any Subsidiary to sell or otherwise dispose of any shares of stock or Debt of any Subsidiary, except (i) to the Company or another Subsidiary, (ii) a sale of shares of a Subsidiary in connection with the creation of a joint venture (subject to the limitations on investments set forth in Subsections 6.09(v) and (iii) except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company or any of its Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares and Debt so sold; provided that the assets of such Subsidiary do not constitute a substantial part of the consolidated assets of the Company and its Subsidiaries; and provided further that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any Debt of the Company or any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly by the Company and all Subsidiaries are simultaneously being sold as permitted by this
Section 6.10 hereof; provided, further, that the Company may sell 70% of the stock of Tidewater (Malaysia) Sdn.Bhd. to citizens of Malaysia; provided, however, that the transactions described on Schedule 6.10 are also expressly permitted hereunder.

         6.11 Mergers and Consolidations. The Companies agree that they will not and will not permit any Subsidiary to merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person, except that provided no Default has occurred and is continuing and further provided that no Default will occur as a result thereof:

              (i) any Subsidiary may merge or consolidate with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Subsidiaries;

             (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary;

            (iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in Section 6.11 with respect to a sale of the stock of such Subsidiary;

             (iv) the Company may merge or consolidate with any corporation provided that the Company shall be the continuing or surviving corporation; and

              (v) any Subsidiary may merge or consolidate with any corporation provided such continuing or surviving corporation shall remain or become a Subsidiary of the Company.

         6.12 Minimum Fixed Charge Ratio. The Company agrees that it will not permit Consolidated EBITDA for the immediately preceding four consecutive fiscal quarters less the tax expense for taxes actually paid during such period, to be less than 200% of Consolidated Fixed Charges.

         6.13 Minimum Tangible Net Worth. The Company agrees that it will not permit at any time Consolidated Tangible Net Worth to be less than the following: for the period from the

Effective Date up to the Acquisition Date and thereafter if the Acquisition is not consummated, 80% of Consolidated Tangible Net Worth as of December 31, 1996, plus 50% of cumulative positive Consolidated Net Income after December 31, 1996, plus 100% of cumulative Net Equity Proceeds after December 31, 1996; for the period following the Acquisition Date if the Acquisition is consummated, 80% of Consolidated Tangible Net Worth as of the Acquisition Date (after taking into account the effect of the Acquisition), plus 50% of cumulative positive Consolidated Net Income after the Acquisition Date, plus 100% of cumulative Net Equity Proceeds after the Acquisition Date.

         6.14 Maximum Debt to Total Capitalization Ratio. The Company agrees that it will not permit its Debt to Total Capitalization Ratio to be greater than the following:

                                                       Debt to Total
         Period                                    Capitalization Ratio
         ------                                    --------------------
         Effective Date through
         March 31, 1998                                     0.50%

         April 1, 1998 through
         March 31, 1999                                     0.45%

         April 1, 1999 through
         March 31, 2000                                     0.40%

         April 1, 2000 and
         thereafter                                         0.35%


         6.15 Transactions with Related Party. The Companies agree that they will not and will not permit any Subsidiary to effect any transaction with any Affiliate or Subsidiary by which any asset or services of a Company or a Subsidiary is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary or enter into any other transaction with an Affiliate or Subsidiary, on terms less favorable to such Company or such Subsidiary than would be reasonably expected to be given in a similar transaction with an unrelated entity. The foregoing restrictions shall not apply to transactions between the Company and a Subsidiary or a Subsidiary and another Subsidiary.

         6.16 Stock Transactions by Subsidiaries. The Company agrees that it will not permit any Subsidiary to issue, sell or dispose of any shares of any class of its stock (other than directors' qualifying shares or shares which are effectively controlled by the Company) except to the Company or another Subsidiary or as permitted by Section 6.11.

         6.17 ERISA. The Company agrees that it will not, and will not permit any Subsidiary to:

               (i) terminate or withdraw from any Plan so as to result in any material liability to the PBGC;

               (ii) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any material tax, penalty or other Liability;

               (iii) incur or suffer to exist any material accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer
Plan); or

               (iv) allow or suffer to exist any risk or condition, which presents a material risk of incurring a material liability to the PBGC.

         6.18 Federal Reserve Regulations, etc. The Company agrees that it will not, and will not permit any Subsidiary or any agent acting on behalf of the Company or any Subsidiary, to take any action which might cause this Agreement or the Notes to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

         6.19 Environmental Matters. Each of the Companies agrees that it will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements and except for Hazardous Materials released in amounts which do not require remediation pursuant to applicable law or regulation, and which do not present any danger to health, safety or the environment, or unless any liability resulting from such remediation is not likely to materially adversely affect the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         6.20 Taxes. The Company agrees that it will pay when due, and cause each of its Subsidiaries to pay when due, all taxes, assessments, and other liabilities, other than for borrowed money, except and so long as contested in good faith.

         Section 7A. Conditions Precedent to the Funding of any Advance under the Credit Facility. The obligation of the Lenders to make the initial Advance under the Line of Credit and/or to make the Acquisition Term Loan to the Companies under this Agreement are subject to the receipt by the Documentation Agent of the following:

         7A.1    Resolutions of the Companies.  Copies, duly certified by the secretary or assistant secretary of each of the Companies, of (a) the resolutions of the Board of Directors of each of the Companies authorizing the borrowings hereunder and the execution and delivery of this Agreement and the Notes, (b) all documents evidencing other necessary corporate action, and (c) all approvals, or consents, if any, necessary with respect to this Agreement and the Notes.

         7A.2    Organization Documents; Good Standing.  Copies of (a) the
certificate of incorporation of the Company (certified as of a recent date by the Secretary of State of Delaware), (b) the by-laws of the Company, certified by the secretary or assistant secretary of the Company, (c) the certificate of incorporation and by-laws of each Identified Subsidiary, certified by the secretary or assistant secretary of such Identified Subsidiary, in each case as in effect on the Effective Date, (d) certificates of good standing for the Company and each of the Identified Subsidiaries, issued by the Secretary of State of their respective states of incorporation, (e) certificate of qualification to do business of the Company issued by the Secretary of State of the State of Louisiana.

         7A.3    Incumbency.  Certificates of the secretary or assistant
secretary of each of the Companies, certifying the name of the officers of each of the Companies, respectively, authorized to execute this Agreement and the Notes, and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

         7A.4    Notes.  The duly executed Line of Credit Notes payable to the respective Lenders.

         7A.5    Officer's Certificate.  A certificate of the president or
chief financial officer of the Company, dated as of the Effective Date, certifying that as of the Effective Date (i) the representations and warranties of the Companies set forth in Section 5 hereof are true and correct, (ii) no Event of Default has occurred, and (iii) no material adverse change in the financial condition, business, operations or prospects of the Company or its Subsidiaries has occurred since December 31, 1996.

         7A.6    Opinion.  The opinion of Jones, Walker, Waechter, Poitevent,
Carrere & Denegre, L.L.P., special counsel to the Company, addressed to the Lenders, to the effect that (a) each of the Company and the Identified Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing as a foreign corporation in all jurisdictions wherein the property it owns or the business it transacts makes such qualification necessary, except where the failure to so qualify would not impair the ability of Company or any of the Identified Subsidiaries to operate its business or own its assets; (b) each of the Companies has full power to execute, deliver and perform its obligations under this Agreement, the Line of Credit Notes and the Term Notes; (c) such actions have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or of the charter or by-laws of any of the Companies, nor in conflict with any agreement binding upon the Company or any of the Identified Subsidiaries; (d) this Agreement and the Line of Credit Notes and Acquisition Term Notes, when executed and delivered, are the legal and binding obligations of the Companies, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws; and (e) no consent or approval of the shareholders of the Company or of any governmental authority is required as a condition to the validity or enforceability of this Agreement or the Notes.

         7A.7    Payment of Fees and Expenses.  Evidence that the Company has paid (i) all underwriting fees due the Administrative Agent pursuant to the Agents' Fee Agreement, and (ii) all other fees and expenses of the Agents and their counsel as described in Section 11.5 hereof.

         7A.8    Termination of Prior Credit Facility.  Copy of the irrevocable notice of termination given by the Company, at least three days prior to any Advance under the Credit Facility, to fully terminate the credit facility pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement, dated December 29, 1995, as amended, together with a certification by the Company that all amounts due thereunder have been paid in full.


         Section 7B. Conditions Precedent to the Funding of any Advance under Credit Facility for the Acquisition. In addition to the conditions precedent set forth in Section 7A above, the obligation of the Lenders to make the initial Advance under the Line of Credit and to make the Acquisition Term Loan to the Companies, in both cases for the financing of the Acquisition in any part under this Agreement, are subject to the receipt by the Documentation Agent on the Acquisition Date or by May 30, 1997, whichever date is sooner, of the following:

         7B.1    Notes.  The duly executed Acquisition Term Notes payable to the respective Lenders.

         7B.2    Officer's Certificate.  A certificate of the president or
chief financial officer of the Company, dated as of the Acquisition Date, certifying that (i) the representations and warranties of the Companies set forth in Section 5 hereof were true and correct as of the Effective Date, (ii) none of the events described in Subsections 9.1(g), (h), (i), (j) or (k) have occurred (irrespective of the passage of any grace periods therein), and (iii) all conditions to the consummation of the Acquisition (except for payment of the purchase price to be funded under this Agreement) have been satisfied, and
(iv) upon payment of the purchase price, the Acquisition will be consummated substantially on the terms, conditions, corporate and capital structure as provided by the Company to the Agents in the Project Atlantic Modeling Results.

         Section 7C. Conditions Precedent to the Funding of the Conversion Term Loan. In addition to the conditions precedent set forth in Section 7A above, the obligation of the Lenders to make the Conversion Term Loan to the Companies, are subject to the receipt by the Documentation Agent on the Drawdown Termination Date of the following:

         7C.1    Notes.  The duly executed Conversion Term Notes payable to the respective Lenders.

         7C.2    Officer's Certificate.  A certificate of the president or
chief financial officer of the Company, dated as of the Drawdown Termination Date, certifying that as of the Drawdown Termination Date (i) the representations and warranties of the Companies set forth in Section 5 hereof are true and correct, (ii) no Event of Default has occurred, and (iii) no material adverse change in the financial condition, business, operations or prospects of the Company or its Subsidiaries has occurred since the date of the most recent financial statements timely furnished by the Company to the Documentation Agent.

         Section 8. Conditions Precedent to Advances after the Line of Credit for Other than the Acquisition. In addition to the applicable conditions precedent set forth in Section 7A above, the obligation of the Lenders to make any subsequent Advances under the Line of Credit for purposes other than financing the Acquisition, and the obligation of the Lenders to make the Advances under the Conversion Term Loan, are subject to the satisfaction of each of the following conditions precedent:

         8.1 Default. Before and after giving effect to such Advance, no Default shall have occurred and be continuing.

         8.2 Representations and Warranties. Before and after giving effect to such Advance, the representations and warranties in Section 5 hereof shall be true and correct as though made on the date of such Advance, except for such changes as are specifically permitted hereunder.


         Section 9.  Events of Default; Remedies; Set Offs.

         9.1 Events of Default. Any one of the following events shall constitute Events of Default hereunder and under the Credit Facility and the Notes, individually and collectively:

         (a) The Companies default in the payment of any principal on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided.

         (b) The Companies default in the payment of any interest on any Note or any other amount due hereunder for more than 5 days after the date due.

         (c) The Company or any Subsidiary defaults in any payment of principal or of interest on any other obligation for borrowed money (including, but not limited to, any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or in the performance or observance of any other agreement, term or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be defeased or repurchased by the Company or any Subsidiary) prior to its stated maturity, provided that the aggregate amount of all obligations as to which such payment default shall occur and be continuing or such failure (or defeasance or resale) or other event causing or permitting acceleration shall occur and be continuing exceeds $1,000,000, individually or in the aggregate.

         (d) Any representation or warranty made by the Companies herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made or deemed made.

         (e) The Companies default in the performance or observance of any agreement or covenant contained in Sections 6.8 through 6.20 of this Agreement.

         (f) The Companies default in the performance or observance of any other agreement, covenant, term or condition contained herein and such default shall not have been remedied within 30 days after the earlier to occur of (i) the date on which the President, the Treasurer or the Chief Financial Officer of the Company obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been received by the Company from the Administrative Agent.

         (g) The Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due.

         (h) Any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereinafter in effect (herein called "Bankruptcy Law"), of any jurisdiction.

         (i) The Company or any Subsidiary petitions or applies to any tribunal for, or consents to the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction.

         (j) Any such petition or application described in Section 9.1(i) is filed, or any such proceedings are commenced, against the Company or any Subsidiary, and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

         (k) Any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order remains in effect for more than 60 days.

         (l) Any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary, as the case may be, decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the assets of the Company and its Subsidiaries or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income of the Company and its Subsidiaries for any of the three (3) fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

         (m) A final judgment in an amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged.

         9.2     Remedies.  (a)  Except as provided in Subsection (b) hereof,
(i) if any Event of Default specified in Subsections 9.1(h), 9.1(i) or 9.1(j) occurs, the Credit Facility shall automatically be deemed terminated and the outstanding Notes shall automatically become immediately due and payable, all without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Companies; and (ii) if any Event of Default occurs under any other subsection of Section 9.1, the Required Lenders may, at their option, and in addition to any right, power or remedy provided by law or equity, by notice in writing to the Company, declare the Credit Facility to be terminated and the outstanding Notes to be immediately due and payable, whereupon the Credit Facility shall be terminated and the outstanding Notes shall become immediately due and payable, all without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Companies.

         (b) Notwithstanding the provisions of Subsection (a), during the period from the Effective Date through the Acquisition Date, (i) if any Event of Default specified in Subsections

9.1(h), 9.1(i) or 9.1(j) occurs, the Credit Facility shall automatically be deemed terminated and the outstanding Notes shall automatically become immediately due and payable, all without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Companies; and (ii) if any Event of Default or Default specified in any other Subsections of Section 9.1 occurs (which with notice, the passage of time and/or the happening of any further condition or act would constitute an Event of Default) and is continuing uncured, (A) the Lenders shall have no obligation to make advances under the Line of Credit Notes for purposes other than the Acquisition, unless and until such Default is cured prior to the earlier of the occurrence of an Event of Default or the Acquisition Date, and (B) the Required Lenders may, at their option, and in addition to any right, power or remedy provided by law or equity, by notice in writing to the Company, declare the Line of Credit (as it relates solely to Advances for purposes other than the Acquisition) to be terminated, and the outstanding Line of Credit Notes (as they relate solely to Advances for purposes other than the Acquisition) to be immediately due and payable, whereupon the Line of Credit (as it relates solely to Advances for purposes other than the Acquisition) and the outstanding Line of Credit Notes (as they relate solely to Advances for purposes other than the Acquisition) shall become immediately due and payable, all without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Companies; the foregoing provisions of Subsection (b)(ii) shall not apply to Advances under the Line of Credit or the Acquisition Term Loan for purposes of the Acquisition.

         (c) In furtherance to the remedies specified above, the Documentation Agent (with the direction of the Required Lenders) may proceed to protect and enforce the Lenders' rights under this Agreement and the outstanding Notes by exercising such remedies as are available to the Documentation Agent or the Lenders in respect thereof under applicable law (except to the extent waived by Section 9.3 hereof), either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid for the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Documentation Agent or the Lenders is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise, except to the extent waived by
Section 9.3 hereof.

         9.3 Waiver of Set-Offs. The Administrative Agent, each Agent and each Lender hereby specifically waive (i) the right to set-off any funds of any of the Companies in possession of the Administrative Agent, each Agent or any Lender against the obligation of the Companies to the Administrative Agent, each Agent or any Lender pursuant to this Agreement, or (ii) any counterclaim against, security interest in or banker's or other lien on, any of such funds or accounts of the Companies.


         Section 10.  The Agents.

         10.1 Appointment and Authorization. (a) Each Lender appoints and authorizes the Administrative Agent to receive all payments of principal, interest, fees and other amounts payable by the Companies under this Agreement and to remit same immediately to the Lenders, to disburse the Advances from the Lenders, and to take such action and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the Lenders from time to time. The Administrative Agent shall promptly distribute to the Lenders upon receipt all payments and prepayments of principal, interest, fees and other amounts paid by the Companies under this Agreement, in proportion to the Lenders' Commitments. Similarly, the Lenders shall be obligated to fund Advances in proportion to their Commitments. The Administrative Agent shall promptly distribute to the Agents the fees payable by the Companies pursuant to the Agents' Fee Agreement. The Administrative Agent may resign at any time by written notice to the Lenders; the successor Administrative Agent shall be selected by the Required Lenders from between the remaining Agents.

         (b) Each Lender appoints and authorizes the Documentation Agent to hold this Agreement and all other documentation in connection herewith (except for the Notes which will be held by the respective Lenders), and to take such action and exercise such powers under this Agreement and the Notes as are delegated to the Documentation Agent by the Lenders from time to time. Any requests by the Company for consent by the Lenders or waiver or amendment of provisions of the Agreement shall be delivered by the Company to the Documentation Agent (with copies to the other Agents), but favorable action on such requests shall require the approval of the Required Lenders.

         (c) Each Lender appoints and authorizes the Syndication Agent to supervise the syndication of the Credit Facility to a group of financial institutions identified by the Syndication Agent in consultation with the Administrative Agent, the Documentation Agent and the Company in accordance with the provisions of Section 10.6 hereof.


         10.2 Agents' Reliance. Neither the Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agents: (i) may treat the payee of any of the Notes as the holder thereof until the Documentation Agent receives written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Documentation Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement and the Notes; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement and the Notes or to inspect any property (including the books and records) of the Companies; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement and the Notes or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect to this Agreement and the Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         10.3 Acts by Administrative Agent after Default, etc. In the event that the Administrative Agent shall have been notified in writing by any of the Companies or the Lenders of any Event of Default (or in the event that the officer of the Administrative Agent responsible for the Borrower's account obtains actual knowledge of an Event of Default), the Administrative Agent (a) shall immediately notify the Lenders; (b) shall take such action and assert such rights under this Agreement as it is expressly required to do pursuant to the terms of this Agreement with the consent of the Required Lenders; (c) may take such other actions and assert such other rights as it deems advisable, in its discretion, for the protection of the interests of the Lenders pursuant to applicable laws with the consent of the Required Lenders; and (d) shall inform all the Lenders of the taking of action or assertion of rights pursuant to this Section. Each Lender agrees with the Administrative Agent and the other Lenders that the decisions and determinations of the Required Lenders in enforcing this Agreement and the Notes and guiding the Administrative Agent in those matters shall be binding upon all the Lenders, including, without limitation, authorizing the Administrative Agent at the pro rata expense of all the Lenders (to the extent not reimbursed by the Companies) to retain attorneys to seek judgment on this Agreement and the Notes. Each Lender agrees with the other Lenders that it will not, without the consent of the other Lenders, separately seek to institute any legal action with respect to the Loan; provided that following the maturity of the Notes (whether by acceleration or at stated maturity), each Lender may, without the concurrence of the other Lenders, separately seek to institute any legal action with respect to the Loan.

         10.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on the financial statements referred to in Section 5.4 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Notes.

         10.5 Agents. Agents shall have the same rights and powers under this Agreement and the Notes as any other Lender and may exercise the same as though it were not the Agents; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Agents in its individual capacity. Agents may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Company as if Agents were not the Agents and without any duty to account therefor to the Lenders.

         10.6 Assignments and Participations. (a) No Lender may assign to any other Person any portion of its interests, rights and obligations under this Agreement (including, without limitation, any portion of its Commitment or the Loan at the time owing to it and Note held by it) unless each of the following conditions is or has been satisfied: (i) each of the Documentation Agent and Administrative Agent have given its prior written consent (which consent will not be unreasonably withheld), (ii) the Company has given its prior written consent (which consent will not be unreasonably withheld), (iii) each such assignment is of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iv) the assignment is for a Commitment of $20,000,000 or more, (v) the parties to such assignment have executed and delivered to the Documentation Agent an Assignment and Acceptance, substantially in the form of Exhibit "D" hereto (the "Assignment and Acceptance"), together with any Note subject to such assignment, one or more signature pages to this Agreement containing the signature of the assignee, and (following the Effective Date) payment by the assignee to the Documentation Agent for its own account of an assignment administration fee in the amount of $3,500, (vi) the Documentation Agent shall have delivered to the Company a fully executed copy of such Assignment and Acceptance, and (vii) the assignee is (A) a state or national commercial bank located in the United States or (B) a bank organized under a jurisdiction other than the United States, provided that such foreign bank has provided the Documentation Agent and the Company with the tax forms prescribed in Section 11.6(c) hereof, and provided further that such foreign bank shall not transfer its interests, rights and obligations under this Agreement to any Affiliate of such foreign bank unless such Affiliate provides the Documentation Agent and the Company with the aforesaid tax forms. Upon satisfaction of each of the foregoing conditions and upon acceptance and notation by the Documentation Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender, and (y) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Notwithstanding the foregoing, the restrictions contained above in this Section 10.6(a) shall not apply to assignments to any Federal Reserve Bank, and the conditions set forth in clauses (i) and (ii) above shall not apply to assignments by any Lender to any Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with that Lender.

         (b) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment together with any Note or Notes subject to such assignment and the written consent of the Documentation Agent, Administrative Agent and the Company to such assignment, the Documentation Agent shall give prompt notice thereof to the Company and the Lenders. Within five (5) Business Days after receipt of such notice, the Companies at their own expense, shall execute and deliver to the Documentation Agent, in exchange for the surrendered Note, a new

Note or Notes to the order of such assignee(s) in an amount equal to the amount assumed by such assignee(s) pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the form of the assigned Note. The surrendered Note shall be cancelled and returned to the Company. The Documentation Agent shall have the right to substitute a revised Exhibit B hereto to reflect the respective commitments following each such assignment. Furthermore, the parties hereto agree to execute an amendment to this Agreement to reflect all of said assignments as of the Acquisition Date.

         (c) Each Lender, without the consent of the Company or the Agents, may sell participations to one or more banks in all or a portion of its Loans (including its Commitment) under this Agreement, provided that the selling Lender shall retain the sole right and responsibility to enforce the obligations of the Companies relating to such Loans and that the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of this Agreement shall be the right to approve waivers, amendments, or modifications which require the consent of all of the Lenders as provided in Section 11.12 hereof.

         Section 10.7 Indemnification of the Agents. The Lenders ratably (computed by reference to each Lender's respective Commitment) shall indemnify each Agent, their respective affiliates and the respective shareholders, directors, officers, employees, agents and counsel of the foregoing (each an " Agent Indemnitee") and hold each Agent Indemnitee harmless from and against any and all claims (whether groundless or otherwise), liabilities, losses, damages, costs and expenses of any kind, including, without limitation, (i) the reasonable fees and disbursements of counsel and (ii) any expenses for which the Agents have not been reimbursed by the Companies as required by this Agreement), which may be incurred by such Agent Indemnitee arising out of or related to this Agreement or the transactions contemplated hereby, or the Agents' actions taken hereunder; provided that no Agent Indemnitee shall have the right to be indemnified hereunder for such Agent Indemnitee's own gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or to the extent that such claim relates to the breach by such Agent Indemnitee of its obligations under this Agreement.


         Section 11.  General.

         11.1 Definitions. As used in this Agreement, terms used herein with initial capital letters shall have the following meanings, unless defined elsewhere in this Agreement or unless the context clearly indicates otherwise:

         "Acquisition" shall have the meaning specified in Section 1.4 hereof.

         "Acquisition Date" shall mean the sooner to occur of the date on which the Acquisition is consummated or May 30, 1997 or such later date as the Agents, Lenders and Company agree to in writing.

         "Acquisition Term Loan" shall have the meaning specified in Section
1.3 hereof.

         "Acquisition Term Loan Commitment" shall have the meaning specified in
Section 1.2 hereof.

         "Acquisition Term Notes" shall have the meaning specified in Section
2.3 hereof.

         "Administrative Agent" shall mean The First National Bank of Boston, or its successor selected pursuant to Section 10.1 hereof.

         "Agent Indemnitee" shall have the meaning specified in Section 10.7 hereof.

         "Advances" shall have the meaning specified in Section 1.1 hereof.

         "Affiliate" shall mean, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" shall mean the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and an Affiliate of any of the Companies includes, without limitation, any officer or director of such corporation and any Person who beneficially owns, directly or indirectly, 10% or more of the issued outstanding capital stock of such corporation.

         "Agents" shall mean First National Bank of Commerce, The First National Bank of Boston and Texas Commerce Bank National Association.

         "Agents Fee Agreement" shall mean any agreement among the Agents and the Company from time to time relating to the compensation of the Agents in connection with the preparation, negotiation, syndication and administration of the Credit Facility.

         "Agreement" shall mean this Revolving Credit and Term Loan Agreement, as it may be amended and restated, modified and/or supplemented from time to time.

         "Applicable Base Rate Margin" shall mean the following per annum interest rate applicable to Base Rate Advances from time to time depending on the Debt to Total Capitalization Ratio Level of the Company:

         Level                             Applicable Base Rate Margin
         -----                             ---------------------------
         Level I                                        0.000%
         Level II                                       0.000%
         Level III                                      0.000%
         Level IV                                       0.000%

The Applicable Base Rate Margin for any fiscal quarter shall be determined by reference to the Debt to Total Capitalization Ratio as of the last day of the second fiscal quarter prior to the quarter for which the Applicable Base Rate Margin is determined. For example, the Applicable Base Rate Margin for the fiscal quarter beginning April 1, 1997 shall be determined on the basis of the Debt to Total Capitalization Ratio of the Company as of December 31, 1996. Notwithstanding the foregoing, the Applicable Base Rate Margin for the balance of the period through December 31, 1997 shall be at the Applicable Base Rate Margin for Level IV.

         "Applicable Eurodollar Rate Margin" shall mean the following per annum interest rate applicable to Eurodollar Rate Advances from time to time depending on the Debt to Total Capitalization Ratio Level of the Company:

         Level                             Applicable Eurodollar Rate Margin
         -----                             ---------------------------------
         Level I                                            0.500%
         Level II                                           0.625%
         Level III                                          0.750%
         Level IV                                           1.000%

The Applicable Eurodollar Rate Margin for any fiscal quarter shall be determined by reference to the Debt to Total Capitalization Ratio as of the last day of the second fiscal quarter prior to the quarter for which the Applicable Eurodollar Rate Margin is determined. For example, the Applicable Eurodollar Rate Margin for the fiscal quarter beginning April 1, 1997 shall be determined on the basis of the Debt to Total Capitalization Ratio of the Company as of December 31, 1996. Notwithstanding the foregoing, the Applicable Eurodollar Rate Margin for the period from the Effective Date through December 31, 1997 shall be at the Applicable Eurodollar Rate Margin for Level IV.

         "Applicable Facility Fee Rate" shall mean the following per annum facility fee interest rate applicable to the Available Credit from time to time depending on the Debt to Total Capitalization Ratio Level of the Company:

         Level                                     Applicable Facility Fee Rate
         -----                                     ----------------------------
         Level I                                               0.250%
         Level II                                              0.250%
         Level III                                             0.250%
         Level IV                                              0.250%

The Applicable Facility Fee Rate for any fiscal quarter shall be determined by reference to the Debt to Total Capitalization Ratio as of the last day of the second fiscal quarter prior to the quarter prior to the quarter for which the Applicable Facility Fee Rate is determined. For example, the Applicable Facility Fee Rate for the fiscal quarter beginning April 1, 1997 shall be determined on the basis of the Debt to Total Capitalization Ratio of the Company as of December 31, 1996. Notwithstanding the foregoing, the Applicable Facility Fee Rate for the period from the Effective Date through December 31, 1997 shall be at the Applicable Facility Fee Rate for Level IV.

         "Assignment and Acceptance" shall have the meaning specified in
Section 10.6 hereof.

         "Available Credit" shall have the meaning specified in Section 1.1 hereof.

         "Bankruptcy Law" shall have the meaning specified in Section 9.1(h) hereof.

         "Base Rate" shall mean the greater of (i) the Prime Rate or (ii) the Federal Funds Rate plus 0.5%.

         "Base Rate Advances" shall mean advances bearing interest at the Base Rate plus the Applicable Base Rate Margin.

         "Base Rate Tranche" shall mean any part of the principal amount of the Loans that constitutes Base Rate Advances.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New Orleans, Louisiana (or London, England in the case of Eurodollar Rate Advances or payments) are required or authorized to be closed.

         "Canadian Subsidiary" shall mean any Subsidiary organized under the laws of Canada or any province thereof.

         "Capital Asset" shall mean any asset other than a current asset (as determined in accordance with generally accepted accounting principles).

         "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended.

         "CERCLIS" shall mean the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Code" shall have the meaning specified in Section 5.10.

         "Commitments" shall mean the Line of Credit Commitments and the Acquisition Term Loan Commitments.

         "Company" shall mean Tidewater Inc.

         "Companies" shall mean the Company and the Domestic Subsidiaries.

         "Consolidated Debt" shall mean Debt of the Company and its Subsidiaries which is consolidated in accordance with generally accepted accounting principles.

         "Consolidated EBITDA" shall mean Consolidated Net Income of the Company and its Subsidiaries, plus (i) interest expense, (ii) tax expense and
(iii) depreciation and amortization expense, to the extent that any of such items are deducted from consolidated gross revenues of the Company and its Subsidiaries for the purpose of determining Consolidated Net Income.

         "Consolidated Fixed Charges" shall mean the sum of all scheduled payments of principal and interest due (and whether or not paid) on all Debt of the Company and its Subsidiaries for the preceding 12 months, under which the Company or any of its Subsidiaries is the obligor, on a consolidated basis.

         "Consolidated Net Income" shall mean, for any period, the consolidated net income of the Company and its Subsidiaries (excluding unusual, extraordinary and/or non-recurring income and/or losses) determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Tangible Net Worth" shall mean, at a particular date, the sum of capital and preferred stock, paid-in capital and retained earnings of the Company and its Subsidiaries, minus the sum of patents, patent applications, trademarks, service marks, copyrights, trade names, good will and all other intangibles of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Conversion Term Loans" shall have the meanings specified in Section
1.1 hereof.

         "Conversion Term Notes" shall have the meanings specified in Section
2.2 hereof.

         "Credit Facility" shall mean the Line of Credit, Conversion Term Loan and the Acquisition Term Loan.

         "Debt" shall mean, without duplication, (a) any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money); (b) any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary (even though such obligation shall not be assumed by the Company or such Subsidiary); and (c) any obligation, which under generally accepted accounting principles is shown on the balance sheet as a liability (including, without limitation, Capitalized Lease Obligations and excluding reserves for deferred income taxes and for foreign employee service indemnities and other reserves to the extent that such reserves do not constitute an obligation); (d) amounts equal to the aggregate net rentals (after making allowance for any interest, taxes or other expenses included therein) under any lease (whether or not such rentals accrue and become payable only on an annual or other periodic basis) which lease (i) constitutes the substantial equivalent of a purchase of the property subject to such lease, (ii) has an initial term materially less than the useful life of such property and provides that the lessee has the option to renew such lease for the remaining useful life of such property at a rental which at the inception of such lease appears to be substantially less than the fair rental value of such property, or (iii) provides an option to the lessee to acquire the property subject to such lease at a price which, at the inception of such lease, appears to be substantially less than the probable fair value of such property at the time or times of permitted acquisition by the lessee; (e) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person; (f) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses; (g) obligations under any contract for the purchase of materials, supplies or other property if such contract (or any related document) requires that payment for such materials, supplies or other property shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered; (h) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; (i) obligations under any contract for the sale or use of materials, supplies or other property if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property) owed or to be owed to any Person; and (j) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee; all as determined in accordance with generally accepted accounting principles.

         "Debt to Total Capitalization Ratio" shall mean the ratio of (i) Consolidated Debt (defined for these purposes as Debt plus the face amount of all letters of credit issued for the account of all Companies on a consolidated basis) to (ii) the sum of Consolidated Debt (as defined in clause (i) hereof) plus Consolidated Total Stockholders' Equity (defined for these purposes as the total stockholders' equity of the Company, on a consolidated basis, as shown on the Company's financial statements prepared in accordance with generally accepted accounting principles) determined as of the last day of each fiscal quarter.

         "Default" shall have the meaning specified in the definition of Event of Default hereinafter.

         "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of any State of the United States.

         "Drawdown Termination Date" shall mean April 30, 1999, or such later date as the Agents, Lenders and the Companies agree to in writing.

         "Effective Date" shall mean the date on which this Agreement is executed by the Companies and the Agents.

         "Environmental Authority" shall mean any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

         "Environmental Notices" shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also means
(i) any written communication from any private Person threatening litigation or administrative proceedings against or involving any Company relating to an alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any private Person commencing litigation or administrative proceedings against or involving any Company relating to alleged violation of any Environmental Requirements.

         "Environmental Proceedings" shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of Hazardous Materials. Environmental Releases do not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

         "Environmental Requirements" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to the protection of human health or the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Eurodollar Rate" means during any Eurodollar Rate Interest Period for any Tranche, an interest rate per annum equal to the quotient (converted to a percentage) of (i) the rate per annum as determined by the Administrative Agent at or about 9:00 o'clock A.M. (Eastern time) (or as soon thereafter as practicable) on the second Business Day prior to the first day of each Eurodollar Rate Interest Period, as being the rate at which deposits of United States Dollars are offered to the Administrative Agent in the London inter-bank market by the Reference Banks, at the time of determination and in accordance with the normal practice in such market, for delivery on the first day of such Eurodollar Rate Interest Period and for the number of days comprised therein, in amounts equal (as nearly as may be) to the amount of the Tranche as of the first day of such Eurodollar Rate Interest Period, divided by (ii) 1.00 minus the Eurodollar Rate Reserve Requirement (as defined below), expressed as a decimal, for such Eurodollar Rate Interest Period. "Eurodollar Rate Reserve Requirement" shall mean for any day during a Eurodollar Rate Interest Period for any Eurodollar Rate Tranche, that percentage which is specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Lenders with respect to liabilities consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) with a maturity equal to such Eurodollar Rate Interest Period. In determining the percentage, the Administrative Agent may use any reasonable averaging and attribution methods. "Reference Banks" shall mean (i) the principal London offices of the banks shown on page 16 of the Telerate screen (or such other page as may replace the Eurodollar page on that service for the purpose of displaying London interbank offered rates of major banks), in the case of Eurodollar Rate Interest Periods of 1 month, 2 months, 3 months or 6 months. "Eurodollar Rate Interest Period" shall be the period between the Business Day on which the Eurodollar Rate plus the Applicable Eurodollar Rate Margin shall begin and the day on which the Eurodollar Rate plus the Applicable Eurodollar Rate Margin shall end. The duration of each Eurodollar Rate Interest Period for a Eurodollar Rate Advance shall be 1 month, 2 months, 3 months or 6 months as the Company may select, subject to the following: (i) no Eurodollar Rate Interest Period shall extend past the maturity date of either the Line of Credit Notes, the Conversion Term Notes or the Acquisition Term Notes; (ii) whenever the last day of any Eurodollar Rate Interest Period would otherwise occur on a day other than a Business Day, the last day of such Eurodollar Rate Interest Period shall be extended to occur on the next succeeding Business Day, except that if the next succeeding Business Day would occur in the next following calendar month, the last day of such Eurodollar Rate Interest Period shall be shortened to occur on the next preceding Business Day; and (iii) Eurodollar Rate Tranches outstanding under each Term Loan may not at any time exceed the aggregate principal amount outstanding on such respective Term Loan.

         "Eurodollar Rate Advances" shall mean Advances bearing interest at the Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

         "Eurodollar Rate Interest Period" shall have the meaning specified in the definition of Eurodollar Rate.

         "Eurodollar Rate Tranche" shall mean any part of the principal amount of the Loans that constitutes Eurodollar Rate Advances for a specific Eurodollar Rate Interest Period.

         "Event of Default" shall mean any of the events specified in Section 9, provided that there has been satisfied any requirements in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Federal Funds Rate" shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The First National Bank of Boston, Boston, Massachusetts on such day on such transactions as determined by the Administrative Agent.

         "Foreign Subsidiary" shall mean any Subsidiary other than a Domestic Subsidiary.

         "Hazardous Materials" includes, without limitation (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Identified Subsidiaries" shall mean each of Tidewater Marine, Inc., Tidewater Compression Service, Inc.; Tidewater Marine Alaska, Inc.; and Zapata Gulf Marine Corporation.

         "Lease Rental Expenses" shall mean lease rentals payable by the Company or any Subsidiary pursuant to any agreements to rent or lease any real or personal property (excluding rentals or leases of data processing equipment and sales offices, rentals treated as Debt and rentals of real property which have been subleased to others by the Company or any Subsidiary for the remaining term of such leases at rents at least equal to those payable by the Company or any Subsidiary).

 "Lender Indemnitee" shall have the meaning specified in Section 11.5(b) hereof.

         "Lenders" shall have the meaning specified in the first introductory paragraph hereof, together with any other financial institutions which become a party to this Agreement and the holder of a Note, from time to time.

         "Level" shall mean the following levels based on the Debt to Total Capitalization Ratio indicated:

                 Debt to Total
                 Capitalization Ratio                       Level
                 --------------------                       -----
                 Less than 25%                                I
                 25% through 32.49%                           II
                 32.5% through 39.99%                         III
                 40% and greater                              IV

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose of, or having the effect of protecting a creditor against loss or securing the payment or preference of any obligation. "Liens" shall not include unsecured guarantees.

         "Line of Credit" shall have the meaning specified in Section 1.1 hereof.

         "Line of Credit Commitment" shall have the meaning specified in
Section 1.1 hereof.

         "Line of Credit Notes" shall have the meaning specified in Section
2.1 hereof.

         "Loan" shall mean the loans under the Credit Facility (including the Conversion Term Loan and the Acquisition Term Loan).

         "Multiemployer Plan" shall have the meaning specified in Section 5.10.

         "Net Equity Proceeds" shall mean (i) the amounts received by the Company (after payment of underwriting fees, attorneys' fees, filing fees and related costs) in connection with the issuance of securities of the Company for cash, (ii) the net value of assets less liabilities (after payment of underwriting fees, attorneys' fees, filing fees and related costs) in connection with the issuance of securities of the Company for assets, and (iii) the net worth of another company in connection with the issuance of securities of the Company for securities of the other company (if the transaction is accounted for as a pooling of interest) or the net value of assets less liabilities (if the transaction is accounted for as a purchase of assets), in either case, after payment of underwriting fees, attorneys' fees, filing fees and related costs.

         "Notes" shall mean the Line of Credit Notes, the Conversion Term Notes and the Acquisition Term Notes, collectively, and any and all modifications, amendments, supplements, renewals, rearrangements and/or extensions thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Plan" shall have the meaning specified in Section 5.10 hereof.

         "Persons" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Prime Rate" shall mean the rate of interest announced publicly by The First National Bank of Boston from time to time as its prime or base rate.

         "Properties" means all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

         "Reimbursable Taxes" shall have the meaning specified in Section
3.2(f).

         "Required Lenders" shall mean Lenders holding at least 66-2/3rds of the aggregate principal amount of the Notes.

         "Restricted Investments" shall have the meaning set forth in Section 6.10.

         "Subsidiary" shall mean any corporation all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be beneficially owned or effectively controlled by the Company, either directly or through Subsidiaries.

         "Taxes" shall have the meaning set forth in Section 11.6.

         "Term Notes" shall mean the Conversion Term Notes and the Acquisition Term Notes.

         "Third Party" shall mean all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Company's business (consistent with its practices on the date of this Agreement) and on a temporary basis.

         "Tranche" shall mean a part of the Loans that bears interest at a particular rate depending on whether such tranche is a Eurodollar Rate Tranche or Base Rate Tranche.

         11.2 Financial Terms. Unless otherwise defined or the context otherwise requires, all financial and accounting terms shall be defined under generally accepted accounting principles.

         11.3 Delay. No delay on the part of the Lenders or any holder of the Notes, in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law (except to the extent waived by Section 9.3 hereof).

         11.4 Notices. Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by any Agent or Lenders to or on the Companies shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one calendar day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by the Companies to Documentation Agent and Administrative Agent or Lenders) as follows:

                 Tidewater Inc.
                 1440 Canal Street
                 New Orleans, Louisiana  70112
                 Attention:  Chief Financial Officer

         With a copy to:

                 Tidewater Inc.
                 1440 Canal Street
                 New Orleans, Louisiana  70112
                 Attention:  General Counsel

         Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by the Companies to or on Administrative Agent or Documentation Agent shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one calendar day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by Administrative Agent or Documentation Agent to the Companies) as follows:

         Administrative Agent:
                 The First National Bank of Boston
                 100 Federal Street
                 Boston, Massachusetts 02110
                 Attention: Transportation Division
                               (Mail Stop 01-08-01)

         Documentation Agent:

                 First National Bank of Commerce
                 FNBC Center, 28th Floor
                 201 St. Charles Avenue
                 New Orleans, LA 70170
                 Attention: Energy Group
                             J. Charles Freel, Jr.
                             Vice President
         With a copy to:

                 Philip deV. Claverie, Esq.
                 Phelps Dunbar, L.L.P.
                 Texaco Center - 30th Floor
                 400 Poydras Street
                 New Orleans, Louisiana  70130

         Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by the Companies to or on Lenders shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one calendar day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by Lenders to the Companies) to the Lenders at the addresses set forth on Exhibit B hereto.


         11.5 Costs, Expenses and Taxes; Indemnification. (a) The Companies shall pay on demand the reasonable out-of-pocket costs and expenses of the Agents in connection with the negotiation, syndication, preparation, execution and delivery of this Agreement and any amendments thereto or waivers thereof which may be requested by the Companies, including the reasonable fees and out-of-pocket expenses of legal counsel to Agents. The Companies shall pay on demand the reasonable out-of-pocket costs and expenses of the Agents and each of the Lenders in connection with the enforcement of this Agreement and/or the Notes and in connection with any amendments thereto or waivers thereof which may be requested by the Companies during the continuance of, or to avoid, a Default or Event of Default, including any amendments or waivers tantamount to a refinancing, restructuring, or reorganization (whether or not under any Bankruptcy Law). The out-of-pocket costs and expenses referred to in the previous sentence shall include the reasonable fees and out-of-pocket expenses of any legal counsel retained by the Agents or by any Lender, and the reasonable fees and out-of-pocket expenses of any independent public accountants and other outside experts retained by the Agents on behalf of the Lenders. The Lenders agree that, with respect to the retention of separate legal counsel for each Lender under such circumstances, each will consider in good faith whether separate legal counsel is reasonably appropriate under the policies of that Lender and, in any event, endeavor to avoid unreasonable duplication of work effort by such legal counsel. The Companies shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and shall reimburse, hold harmless, and indemnify the Agents and each Lender from and against any and all loss, liability, or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee, or charge or that any of them may suffer or incur by reason of the failure of the Companies to perform any of its obligations under this Agreement or the Notes. Any amount payable to the Agents or any Lender under this Section shall bear interest from the date of receipt of demand for payment at the Base Rate plus one percent (1%).

         (b) The Companies shall indemnify each Agent and Lender, their respective affiliates and the respective shareholders, directors, officers, employees, agents and counsel of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Credit Facility or any actual or proposed use of proceeds of the Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such

Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction, or to the extent that such claim relates to the breach by such Lender Indemnitee of its obligations under this Agreement.

         11.6 Foreign Lenders. (a) All payments by the Company under the Credit Facility shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes imposed in lieu of net income taxes by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement.

         (b) If as a result of any change in law (or the interpretation thereof) after the Effective Date, any withholding or deduction from any payment to be made to, or for the account of, a Lender by the Companies hereunder is required in respect of any non-excluded taxes referred to in Subsection (a) above pursuant to any applicable law, rule, or regulation, then the Company will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the Agent an official receipt or other documentation satisfactory to the Documentation Agent evidencing such payment to such authority; and (iii) pay to the Administrative Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on the Company). If a Lender becomes aware that any such withholding or deduction from any payment to be made by the Company under the Credit Facility is required, then such Lender shall promptly notify the Documentation Agent and the Company thereof stating the reasons therefor and the additional amount required to be paid under this Section, and such Lender shall execute and deliver to the Documentation Agent and the Company such forms as it may be required to execute and deliver pursuant to Subsection (c) hereof. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by Subsection (c) hereof, the Company shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by the Company of any material amount under this Section, the Company may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, the Company shall (i) if the Documentation Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by the Documentation Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided for herein; provided further that, prior to substitution for any Lender, the Company shall have given written notice to the Documentation

Agent of such intention and the Lenders shall have the option, but not the obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

         (c) With respect to each Lender which is organized under the laws of a jurisdiction outside the United States, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by the Company or the Documentation Agent, such Lender shall provide the Documentation Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender and Documentation Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax. Unless the Documentation Agent and the Company shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax, the Administrative Agent and the Company shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

         11.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         11.8 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         11.9 Law. This Agreement and the Notes shall be contracts made under and governed by the laws of the State of Louisiana.

         11.10 Successors. This Agreement shall be binding upon the Companies and Lenders, and their respective successors and assigns, and shall inure to the benefit of the Companies and Lenders, and the successors and assigns of Lenders. The Companies shall not assign their rights or duties hereunder without the consent of Lenders.

         11.11 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definition of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         11.12 Amendments. No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by the Companies or Lenders shall be effective unless the same shall be in writing and signed by the Companies, the Agents and the Required Lenders, provided that, without the written consent of all of the Lenders, no amendment to this Agreement shall (i) change the maturity of any Note, or (ii) change the principal of or the rate or time of payment of interest or any premium payable with respect to any Note, or
(iii) change the principal payment date of any installment of the Conversion Term Notes or the Acquisition Term Notes, or (iv) increase the Commitments, or
(v) release any of the Companies, or affect the time, amount or allocation of any required prepayments, or (vi) reduce the proportion of the Required Lenders required with respect to any consent, or (vii) change the definition of Required Lenders or amend this Section 11.12. No course of dealing between any of the Companies and the Lenders nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any of the Lenders. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         11.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements with respect to the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                   TIDEWATER INC.


                                   By: /s/ KEN C. TAMBLYN
                                      ----------------------------------------
                                        Name:   Ken C. Tamblyn
                                        Title:  Executive Vice President
                                                and Chief Financial Officer


                                   GULF FLEET SUPPLY VESSELS, INC.
                                   HILLIARD OIL & GAS, INC.
                                   JACKSON MARINE CORPORATION
                                   JAVA BOAT CORPORATION
                                   QUALITY SHIPYARDS, INC.
                                   S.O.P., INC.
                                   SEAFARER BOAT CORPORATION
                                   TIDEWATER COMPRESSION SERVICE, INC.
                                   POINT MARINE, INC.
                                   T. BENETEE CORPORATION
                                   TIDEWATER NORTH SEA SAFETY, INC.
                                   TIDEWATER OFFSHORE (GP-1984), INC.
                                   TIDEWATER OFFSHORE SERVICES, INC.
                                   TIDEWATER MARINE, INC.
                                   TIDEWATER MARINE ALASKA, INC.
                                   TIDEWATER MARINE ATLANTIC, INC.
                                   TIDEWATER MARINE SERVICE, INC.
                                   TIDEWATER MARINE WESTERN, INC.
                                   TIDEWATER SERVICES, INC.
                                   TT BOAT CORPORATION
                                   TWENTY GRAND MARINE SERVICE, INC.
                                   TWENTY GRAND OFFSHORE, INC.
                                   ZAPATA GULF MARINE CORPORATION
                                   ZAPATA GULF MARINE OPERATORS, INC.
                                   ZAPATA GULF PACIFIC, INC.


                                   By: /s/ KEN C. TAMBLYN
                                      ----------------------------------------
                                        Name:   Ken C. Tamblyn
                                        Title:  Authorized Officer

                                           FIRST NATIONAL BANK OF COMMERCE,
                                             Agent and Lender


                                           By: /s/ J. CHARLES FREEL, JR.
                                              ----------------------------------
                                              Name:   J. Charles Freel, Jr.
                                              Title:  Vice President



                                           THE FIRST NATIONAL BANK OF BOSTON,
                                             Agent and Letter


                                           By: /s/ VICTOR M. GARCIA
                                              ----------------------------------
                                               Name:  Victor M. Garcia
                                               Title: Vice President



                                           TEXAS COMMERCE BANK NATIONAL
                                             ASSOCIATION,  Agent and Lender


                                           By: /s/ MONA M. FOCH
                                              ----------------------------------
                                              Name:   Mona M. Foch
                                              Title:  Vice President



                                           AMSOUTH BANK OF ALABAMA, Lender

                                           By: /s/ J. MAXWELL
                                              ----------------------------------
                                              Name:   Joseph P. Maxwell
                                              Title:  Commercial Bank Officer



                                           BANK ONE, LOUISIANA, N.A., Lender

                                           By: /s/ EMILE J. DUMESNIL
                                              ----------------------------------
                                              Name:   Emile J. Dumesnil
                                              Title:  Vice President

                                           HERNIA NATIONAL BANK, Lender

                                           By: /s/ BRUCE L. ROSS
                                              ----------------------------------
                                              Name:   Bruce L. Ross
                                              Title:  Vice President



                                           SUNTRUST BANK, ATLANTA, Lender

                                           By: /s/ F. McCLELLAN DEAVER, III
                                              ----------------------------------
                                              Name:   F. McClellan Deaver, III
                                              Title:  Group Vice President


                                           By: /s/ JOHN A. FIELDS, JR.
                                              ----------------------------------
                                              Name:   John A. Fields, Jr.
                                              Title:  Vice President



                                           WACHOVIA BANK OF GEORGIA, N.A.,
                                             Lender

                                           By: /s/ CARL E. PEOPLES
                                              ----------------------------------
                                              Name:   Carl E. Peoples
                                              Title:  Vice President



                                           WELLS FARGO BANK (TEXAS), NATIONAL
                                             ASSOCIATION, Lender

                                           By: /s/ FRANK W. SCHAGEMAN
                                              ----------------------------------
                                              Name:   Frank W. Schageman
                                              Title:  Vice President



                                           ABN AMRO BANK N.V., Houston Agency,
                                             Lender

                                           By: /s/ CHERYL I. LIPSHOTZ
                                              ----------------------------------
                                              Name:   Cheryl I. Lipshotz
                                              Title:  Group Vice President


                                           By: /s/ W. BRYAN CHAPMAN
                                              ----------------------------------
                                              Name:   W. Bryan Chapman
                                              Title:  Group Vice President

                                      ARAB BANKING CORPORATION (B.S.C.), Lender

                                      By:   /s/ STEPHEN A. PLAUCHE
                                         --------------------------------------
                                         Name:  Stephen A. Plauche
                                         Title: Vice President


                                      BANQUE PARIBAS, Lender

                                      By:   /s/ MARIAN LIVINGSTON
                                         --------------------------------------
                                         Name:  Marian Livingston
                                         Title: Vice President

                                      By:   /s/ BARTON D. SCHOUEST
                                         --------------------------------------
                                         Name:  Barton D. Schouest
                                         Title: Group Vice President


                                      THE BANK OF NEW YORK, Lender

                                      By:   /s/ ALAN F. LYSTER, JR.
                                         --------------------------------------
                                         Name:  Alan F. Lyster, Jr.
                                         Title: Vice President


                                      CHRISTIANIA BANK OG KREDITKASSE,
                                       NEW YORK BRANCH, Lender

                                      By:   /s/ MARTIN LUNDER
                                         --------------------------------------
                                         Name:  Martin Lunder
                                         Title: First Vice President

                                      By:   /s/ JUSTIN F. McCARTY, III
                                         --------------------------------------
                                         Name:  Justin F. McCarty, III
                                         Title: Vice President


                                      CIBC INC., Lender

                                      By:   /s/ ALEKSANDRA K. DYMANUS
                                         --------------------------------------
                                         Name:  Aleksandra K. Dymanus
                                         Title: Vice President

                                        CORESTATES BANK, N.A., Lender

                                        By: /s/ S. SCOTT GATES
                                            -------------------------------
                                            Name:  S. Scott Gates
                                            Title: Assistant Vice President

                                        CREDIT LYONNAIS, Lender

                                        By: /s/ PASCAL POUPELLE
                                            -------------------------------
                                            Name:  Pascal Poupelle
                                            Title: Senior Vice President

                                        DEPOSIT GUARANTY NATIONAL BANK, Lender

                                        By: /s/ DAVID L. CASTILAW
                                            -------------------------------
                                            Name:  David L. Castilaw
                                            Title: Senior Vice President

                                        FLEET BANK N.A., Lender

                                        By: /s/ WILLIAM DERASMO
                                            -------------------------------
                                            Name:  William Derasmo
                                            Title: Vice President

                                        THE FUJI BANK, LIMITED, Lender

                                        By: /s/ DAVID KELLEY
                                            -------------------------------
                                            Name:  David Kelley
                                            Title: Senior Vice President

                                        SOCIETE GENERALE, Lender


                                        By: /s/ ELIZABETH W. HUNTER
                                            ----------------------------------
                                            Name:   Elizabeth W. Hunter
                                            Title:  Vice President



                                       UNION BANK OF CALIFORNIA, N.A., Lender



                                        By: /s/ RICHARD P. DeGREY, JR.
                                            ----------------------------------
                                             Name:   Richard P. DeGrey, Jr.
                                             Title:  Vice President



                                         WHITNEY NATIONAL BANK, Lender,



                                           By:  /s/ DONALD J. ZOMMAN
                                              ----------------------------------
                                              Name:   Donald J. Zomman
                                              Title:  Vice President